Exhibit 99.1

Schnitzer Provides Preliminary Results for Fourth Quarter of Fiscal 2016

─ Fourth Quarter and Fiscal Year-End Earnings Conference Call October 25, 2016 11:30 a.m. Eastern ─

PORTLAND, Ore.--(BUSINESS WIRE)--September 28, 2016--Schnitzer Steel Industries, Inc. (Nasdaq: SCHN) announced preliminary results for its fourth quarter of fiscal 2016 ended August 31, 2016. Schnitzer expects fourth quarter earnings per share from continuing operations attributable to SSI to be in the range of $0.55 - $0.59, including a benefit from an insurance reimbursement of approximately $0.21 per share. Adjusted earnings per share from continuing operations attributable to SSI are expected to be in the range of $0.56 - $0.60, excluding asset impairment charges of $0.08, a net gain associated with restructuring charges and other exit-related activities of approximately $0.04, net benefits associated with contract settlements of approximately $0.02 and income tax benefit associated with these adjustments of $0.01. For the fourth quarter of fiscal 2015, reported earnings per share from continuing operations attributable to SSI was $0.42 and adjusted earnings per share from continuing operations attributable to SSI was $0.31.

Our Auto and Metals Recycling (AMR) division is expected to generate operating income in the range of $18 - $20 million, including an estimated adverse impact of average inventory accounting of approximately $3 million. This compares to operating income of $16 million in the fourth quarter of fiscal 2015 which included an estimated adverse impact of $5 million from average inventory accounting. Average ferrous selling prices are expected to be approximately 10% lower than last year's fourth quarter and ferrous sales volumes are expected to be down by approximately 2%. The adverse impact of lower ferrous prices and volumes is expected to be offset by increased benefits from cost savings and productivity initiatives.

Our Steel Manufacturing Business (SMB) is expected to generate operating income of approximately $1 million and adjusted operating income of $3 million, which excludes a $2 million asset impairment charge. Compared to the prior year fourth quarter, SMB's expected lower fourth quarter reported and adjusted operating income reflects the adverse impact of finished steel imports on average selling prices and volumes which were down by approximately 12% and 15%, respectively.

Consolidated financial performance is expected to include a benefit in Corporate of approximately $6 million from an insurance reimbursement of legal and other defense costs which were incurred in previous years and were associated with environmental matters. The Company expects to report operating cash flow in a range of $45 - $50 million and to reduce debt as of August 31, 2016 compared to May 31, 2016.

The preliminary, unaudited information provided above is based on the Company’s current estimate of its financial results for the fourth quarter ended August 31, 2016 and remains subject to change based on management’s ongoing review of the Company’s fourth quarter financial results and the completion of the Company’s annual audit.

The Company will report the financial results for its fourth quarter and fiscal year ended August 31, 2016, on Tuesday, October 25, 2016. The Company will webcast a conference call to discuss these results at 11:30 a.m. Eastern time on the same day. The webcast of the call and the accompanying slide presentation may be accessed on Schnitzer’s website under the Investor section Event Calendar at www.schnitzersteel.com/events. The call will be hosted by Tamara L. Lundgren, President and Chief Executive Officer, and Richard D. Peach, Senior Vice President, Chief Financial Officer and Chief of Corporate Operations.

Replay Information

Toll Free Dial: (855) 859-2056

Toll Free International Dial: (404) 537-3406

Conference ID: 90026640

Replay Available: 10/25/2016 to 10/30/2016

Non-GAAP Financial Measures

This press release contains expected performance based on adjusted earnings per share from continuing operations attributable to SSI and adjusted SMB operating income, which are non-GAAP financial measures as defined under SEC rules. As required by SEC rules, the Company has provided reconciliations of these measures for each period discussed to the most directly comparable U.S. GAAP measure. Management believes that providing adjusted non-GAAP financial measures provides a meaningful presentation of the Company's results from its business operations excluding adjustments for goodwill impairment charges, other asset impairment charges, the non-cash write-off of debt issuance costs as a result of the renewal of the Company's credit facility in April 2016, and restructuring charges and other exit-related activities, and income tax expense associated with these adjustments, items which are not related to the Company's underlying business operational performance, and improves the period-to-period comparability of the Company's results from its underlying business operations. These measures also exclude the impact on operating results in fiscal 2015 from the resale or modification of the terms, each at significantly lower prices, of certain previously contracted bulk ferrous shipments for delivery during the first and second quarters of fiscal 2015. Due to the sharp declines in selling prices that occurred in the first and second quarters of fiscal 2015, the revised prices associated with these shipments were significantly lower than the prices in the original sales contracts entered into between August and November 2014 and recoveries resulting from settlements with the original contract parties, which began in the third quarter of fiscal 2016, are also excluded from the measures. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the most directly comparable U.S. GAAP measures.

Net (income) loss per share from continuing operations attributable to SSI

($ in millions)

4Q15
Net income per share from continuing operations attributable to SSI	$0.42
Restructuring charges and other exit-related activities, per share	0.04
Income tax expense (benefit) allocated to adjustments, per share(1)	(0.15)
Adjusted diluted earnings per share from continuing operations attributable to SSI	$0.31
(1) Income tax allocated to adjustments reconciling Reported and Adjusted net income (loss) from continuing operations attributable to SSI and diluted earnings per share from continuing operations attributable to SSI is determined based on a tax provision calculated with and without the adjustments.

Forward-Looking Statements

Statements and information included in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Except as noted herein or as the context may otherwise require, all references to “we,” “our,” “us” and “SSI” refer to the Company and its consolidated subsidiaries.

Forward-looking statements in this press release include statements regarding future events or our expectations, intentions, beliefs and strategies regarding the future, which may include statements regarding trends, cyclicality and changes in the markets we sell into; expected results, including pricing, sales volumes and profitability; strategic direction; changes to manufacturing and production processes; the cost of and the status of any agreements or actions related to our compliance with environmental and other laws; expected tax rates, deductions and credits; the realization of deferred tax assets; planned capital expenditures; liquidity positions; ability to generate cash from continuing operations; the potential impact of adopting new accounting pronouncements; obligations under our retirement plans; benefits, savings or additional costs from business realignment, cost containment and productivity improvement programs; and the adequacy of accruals.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “believes,” “expects,” “anticipates,” “intends,” “assumes,” “estimates,” “evaluates,” “may,” "will," “could,” “opinions,” “forecasts,” "projects," "plans," “future,” “forward,” “potential,” “probable,” and similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. We may make other forward-looking statements from time to time, including in reports filed with the Securities and Exchange Commission, press releases and public conference calls. All forward-looking statements we make are based on information available to us at the time the statements are made, and we assume no obligation to update any forward-looking statements, except as may be required by law. Our business is subject to the effects of changes in domestic and global economic conditions and a number of other risks and uncertainties that could cause actual results to differ materially from those included in, or implied by, such forward-looking statements. Some of these risks and uncertainties are discussed in “Item 1A. Risk Factors” in our most recent annual report on Form 10-K and in our quarterly reports on Form 10-Q. Examples of these risks include: potential environmental cleanup costs related to the Portland Harbor Superfund site; the cyclicality and impact of general economic conditions; volatile supply and demand conditions affecting prices and volumes in the markets for both our products and raw materials we purchase; imbalances in supply and demand conditions in the global steel industry; the impact of goodwill impairment charges; the impact of long-lived asset and joint venture investment impairment charges; the realization of expected benefits or cost reductions associated with productivity improvement and restructuring initiatives; difficulties associated with acquisitions and integration of acquired businesses; customer fulfillment of their contractual obligations; changes in the relative value of the U.S. dollar; the impact of foreign currency fluctuations; potential limitations on our ability to access capital resources and existing credit facilities; restrictions on our business and financial covenants under our bank credit agreement; the impact of the consolidation in the steel industry; inability to realize expected benefits from investments in technology; freight rates and the availability of transportation; the impact of equipment upgrades, equipment failures and facility damage on production; product liability claims; the impact of legal proceedings and legal compliance; the adverse impact of climate change; the impact of not realizing deferred tax assets; the impact of tax increases and changes in tax rules; the impact of a cybersecurity incident; the impact of instability in the international markets to which we sell; costs associated with compliance with environmental regulations; inability to obtain or renew business licenses and permits; compliance with greenhouse gas emission regulations; reliance on employees subject to collective bargaining agreements; and the impact of the underfunded status of multiemployer plans in which we participate.

About Schnitzer Steel Industries, Inc.

Schnitzer Steel Industries, Inc. is one of the largest manufacturers and exporters of recycled metal products in the United States with operating facilities located in 23 states, Puerto Rico and Western Canada. Schnitzer has seven deep water export facilities located on both the East and West Coasts and in Hawaii and Puerto Rico. The Company's integrated operating platform also includes auto parts stores and steel manufacturing. The Company's steel manufacturing business produces finished steel products, including rebar, wire rod and other specialty products. The Company began operations in 1906 in Portland, Oregon.

CONTACT:
Schnitzer Steel Industries, Inc.
Investor Relations: Alexandra Deignan, 646-278-9711
www.schnitzersteel.com
ir@schn.com